UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 10, 2024

MASTECH DIGITAL, INC.

(Exact Name of Registrant as Specified in Its Charter)

Pennsylvania	001-34099	26-2753540
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1305 Cherrington Parkway, Suite 400

Moon Township, PA 15108

(Address of Principal Executive Offices) (Zip Code)

(412) 787-2100

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.01 per share	MHH	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Vivek Gupta

On December 10, 2024, Vivek Gupta submitted his resignation from his roles as President and Chief Executive Officer of Mastech Digital, Inc. (the “Company”) and as a member of the Board of Directors of the Company (the “Board”), each effective as of January 6, 2025 (the “Effective Date”). Mr. Gupta will remain an employee of the Company through February 28, 2025, to assist with the transition to the new Chief Executive Officer (as described below). Mr. Gupta’s decision to resign was not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices. In connection with his resignation and contingent upon the signing of a Separation and Release Agreement, Mr. Gupta will receive the payments and other benefits provided for in Section 7.4 of his Fifth Amended and Restated Executive Employment Agreement, dated March 8, 2024, among Mastech Digital Technologies, Inc., the Company and Mr. Gupta (the “Gupta Employment Agreement”). The foregoing description of the Gupta Employment Agreement is qualified in its entirety by reference to the full text of the Gupta Employment Agreement, which was filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on March 12, 2024, and is incorporated by reference herein.

Appointment of Nirav Patel as President and Chief Executive Officer

On December 10, 2024, the Board appointed Nirav Patel as the Company’s President and Chief Executive Officer and as a member of the Board, each to be effective as of the Effective Date. Prior to joining the Company, Mr. Patel served as President and CEO of Bristlecone, a Mahindra Group company. Prior to joining Bristlecone, Mr. Patel held leadership roles at Cognizant. Mr. Patel holds a Bachelor’s degree in Computer Science from the University of Madras and is an alumnus of Harvard Business School’s Advanced Management Program.

On November 1, 2024, the Company and Mastech Digital Technologies, Inc. entered into an Executive Employment Agreement with Mr. Patel (the “Patel Employment Agreement”), to be effective as of the Effective Date. The term of the Patel Employment Agreement commences on the Effective Date, continues until the date that is the fourth-year anniversary of the Effective Date and may be terminated by the Company at any time.

The Patel Employment Agreement provides that Mr. Patel will receive a base salary of $1,000,000 per year commencing on the Effective Date, which compensation is subject to annual review by the Compensation Committee of the Board. The Patel Employment Agreement also provides that Mr. Patel is eligible to earn an annual performance-based cash bonus of $500,000 for the achievement of certain financial and operational targets. These targets, and the bonus dollars tied to such targets, will be determined by the Board on an annual basis. The Patel Employment Agreement further provides that Mr. Patel will receive a cash signing bonus of $2,000,000, less applicable withholdings, within 30 days of the Effective Date (the “Signing Bonus”). If Mr. Patel voluntarily terminates his employment with the Company without “Good Reason”, or the Company terminates Executive’s employment for “Cause”, in each case on or before the fourth anniversary of the Effective Date, Mr. Patel is required to repay all or a portion of the Signing Bonus in accordance with the terms of the Patel Employment Agreement.

On the Effective Date and pursuant to the terms of the Patel Employment Agreement, Mr. Patel will receive an award of non-qualified stock options (the “Effective Date Stock Options”) to purchase up to 702,358 shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”) for a per share exercise price equal to the closing price of the Common Stock on the NYSE MKT on the Effective Date. The Effective Date Stock Options will be granted pursuant to the Company’s 2024 Inducement Stock Incentive Plan described below (the “2024 Inducement Stock Incentive Plan”) and are subject to the terms and conditions set forth in the Plan and the Stock Option Agreement attached as an exhibit to the Patel Employment Agreement (the “Stock Option Agreement”). Subject to the terms of the Stock Option Agreement, the Effective Date Stock Options will vest in accordance with the following schedule:

(i)	87,795 shares will vest on the one-year anniversary of the Effective Date;

(ii)	87,795 shares will vest on the second-year anniversary of the Effective Date;

(iii)	87,795 shares will vest on the third-year anniversary of the Effective Date;

(iv)	87,794 shares will vest on the four-year anniversary of the Effective Date;

(v)

175,589 shares will vest on the first date during Mr. Patel’s term of employment that the Company’s Quarterly Average Market Capitalization (as defined in the Stock Option Agreement) is greater than $300,000,000;

(vi)	87,795 shares will vest on the first date during Mr. Patel’s term of employment that the Company’s Quarterly Average Market Capitalization is greater than $450,000,000; and

(vii)	87,795 shares will vest on the first date during Mr. Patel’s term of employment that the Company’s Quarterly Average Market Capitalization is greater than $600,000,000.

Notwithstanding the foregoing schedule, the Effective Date Stock Options are subject to acceleration and forfeiture in the event of the termination of Mr. Patel’s employment and/or the consummation of a “Change of Control” of the Company, in each case in accordance with the terms of the Stock Option Agreement.

Mr. Patel is also eligible to receive non-qualified stock options and other awards pursuant to the Company’s Stock Incentive Plan, as amended and restated effective May 14, 2024, in a manner and amount determined by the Compensation Committee of the Board.

In the event that Mr. Patel is terminated with “Cause” or resigns without “Good Reason”, the Company may immediately cease payment of any further wages, benefits or other compensation under the Patel Employment Agreement other than salary and benefits (excluding options or other equity awards) earned through the date of termination (the “Accrued Obligations”). In the event that Mr. Patel is terminated without “Cause” or he resigns for “Good Reason” (in each case, other than within 12 months after a “Change of Control” of the Company), he is entitled to receive the Accrued Obligations, a severance equal to twelve months of his then current monthly base salary (less applicable deductions) that is payable by the Company over a 12-month period following his termination date (the “Severance Payments”), and continued coverage under the Company’s medical benefit plan for as long as required under the Consolidated Omnibus Budget Reconciliation Act of 1985 (“COBRA”), with the Company paying the excess of Mr. Patel’s cost for COBRA coverage over the cost he would have paid for group health plan coverage as an active executive of the Company, which contribution shall cease on the earlier of 18 months after his termination or when Mr. Patel becomes eligible for other group health benefits from a subsequent employer (the “COBRA Benefits”). Mr. Patel is also entitled to receive a pro-rated portion of his annual performance-based cash bonus target for the year in which his termination occurs (less applicable deductions), which is payable as soon as reasonably practicable following the completion of the Company’s year-end audit for such year (the “Pro-Rated Bonus Payment”).

In the event that Mr. Patel is terminated without “Cause” or he resigns for “Good Reason” (in each case, other than within 12 months after a “Change of Control” of the Company) and the Company consummates a “Change of Control” after, but within twelve (12) months of, Mr. Patel’s termination date, Mr. Patel will be entitled to receive a cash payment equal to the difference between (i) the number of unvested and outstanding Accelerated Options (as defined below) on his termination date, multiplied by the fair market value of the consideration paid to one share of the Company’s Common Stock in connection with such Change of Control (as determined by the Board in its reasonable discretion), minus (ii) the aggregate exercise price for all of the Accelerated Options. “Accelerated Options” means (x) all unvested and outstanding time-based Effective Date Stock Options under the Stock Option Agreement and (y) all unvested and outstanding milestone-based Effective Date Stock Options that would become vested upon the achievement of the next applicable and then-unvested Market Capitalization Vesting Threshold under the Effective Date Stock Option Agreement. In the event that Mr. Patel is terminated without “Cause” or he resigns for “Good Reason” (in each case, other than within 12 months after a “Change of Control” of the Company), any unvested stock options and other unvested equity awards held by Mr. Patel on the date of his termination shall be forfeited.

In the event that Mr. Patel is terminated without “Cause” or he resigns for “Good Reason”, in each case within 12 months after a “Change of Control” of the Company, he is entitled to receive the Accrued Obligations, the Severance Payments, the Pro-Rated Bonus Payment, and the COBRA Benefits. In the event that Mr. Patel is terminated without “Cause” or he resigns for “Good Reason”, in each case within 12 months after a “Change of Control” of the Company, he is also entitled to the acceleration of the vesting and/or exercisability of all then-outstanding equity awards held effective as of the date of his termination, provided that the vesting and exercisability of the Effective Date Stock Options are subject to the terms of the Stock Option Agreement.

The foregoing description of the Patel Employment Agreement and the Stock Option Agreement does not purport to be complete and is qualified in its entirety by the full text of the Patel Employment Agreement (including the form of Stock Option Agreement attached as an exhibit thereto), which is filed herewith as Exhibit 10.1 and incorporated herein by reference.

2024 Inducement Stock Incentive Plan

On December 10, 2024, the Board approved and adopted the 2024 Inducement Stock Incentive Plan, and subject to the adjustment provisions of the 2024 Inducement Stock Incentive Plan, reserved 1,500,000 shares of Common Stock for issuance of awards under the 2024 Inducement Stock Incentive Plan. The 2024 Inducement Stock Incentive Plan was approved and adopted without shareholder approval pursuant to NYSE American Company Guide Rule 711. The 2024 Inducement Stock Incentive Plan provides for grants of non-qualified stock options, restricted stock awards, stock awards, performance share awards and other stock-based awards (each, an “Inducement Award”). Each Inducement Award is intended to qualify as an employment inducement award under NYSE American Company Guide Rule 711(a). In accordance with NYSE American Company Guide Rule 711(a), the 2024 Inducement Stock Incentive Plan will be used exclusively for the grant of equity awards to individuals who were not previously employees or directors of the Company, or following a bona fide period of non-employment, as an inducement material to entering into employment with the Company.

The foregoing description of the 2024 Inducement Stock Incentive Plan does not purport to be complete and is qualified in its entirety by the full text of the 2024 Inducement Stock Incentive Plan, which is filed herewith as Exhibit 10.2 and incorporated herein by reference.

Item 7.01.	Regulation FD Disclosure.

On December 16, 2024, the Company issued a press release announcing Mr. Gupta’s resignation as President and Chief Executive Officer of the Company and as a member of the Board, and Mr. Patel’s appointment as President and Chief Executive Officer of the Company and as a member of the Board. A copy of the Press Release is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

10.1	Executive Employment Agreement, made as of November 1, 2024, by and among Mastech Digital, Inc., Mastech Digital Technologies, Inc. and Nirav Patel

10.2	Mastech Digital, Inc. 2024 Inducement Stock Incentive Plan

99.1	Press Release issued by Mastech Digital, Inc. on December 16, 2024

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MASTECH DIGITAL, INC.

By:	/s/ John J. Cronin, Jr.
Name:	John J. Cronin, Jr.
Title:	Chief Financial Officer

December 16, 2024